UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

KID BRANDS, INC.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Pursuant to the terms of the Investors’ Rights Agreement (the “IRA”) among Kid Brands, Inc. (the “Company”), D. E. Shaw Laminar Portfolios, L.L.C. (“Laminar”), a member of the D. E. Shaw group, and the other signatories thereto, Ms. Lauren Krueger had been designated by Laminar to serve as a member of the Company’s Board of Directors. Effective March 31, 2010, Ms. Krueger resigned from the D. E. Shaw group and, in connection therewith, effective March 30, 2010, Ms. Krueger resigned her position on the Company’s Board of Directors.

In accordance with the provisions of the IRA, should any Laminar designee cease to serve as a director, Laminar may designate a replacement. At this time, Laminar has not notified the Company of a designee to replace Ms. Krueger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2010

KID BRANDS, INC.

By:      /s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and
General Counsel